Exhibit 5.1

STEVEN I. WEINBERGER, P.A.
1200 N. Federal Highway, Suite 200
Boca Raton, Florida 33432

 December 15, 2017

Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, NY 10170

Re:
Registration Statement on Form S-3 (the "Registration Statement"); Fusion Telecommunications International, Inc. (the "Company")

Ladies and Gentlemen:

We have acted as special counsel to Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to, among other things, the registration, issuance and sale by the Company, from time to time, of:

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common stock, par value $0.01 per share, of the Company (the “Common Stock”);

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preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

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debt securities of the Company (the “Debt Securities”);

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warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and

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units, consisting of a combination of two or more of the foregoing securities (the “Units”).

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered is $100,000,000.

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith; (ii) the prospectus included in the Registration Statement to which this opinion is attached as Exhibit 5.1; (iii) the Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate of Incorporation”); (iv) the By-laws of the Company, as amended through the date hereof; and (v) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) relating to the Registration Statement.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, and have considered such matters of law and fact, in each case as we have deemed appropriate to render the opinions contained herein.  With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.

Fusion Telecommunications International, Inc.
December 15, 2017
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For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine.  We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.  We have not verified any of the foregoing assumptions.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the General Corporation Law of the State of Delaware (the “DGCL”) and, as to the Debt Securities and the Warrants constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York (assuming for this purpose that the Indenture and Warrant Agreement are governed by the laws of the State of New York). Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

With respect to enforcement, our opinion is further qualified to the extent that enforcement of any Debt Securities denominated in other than United States dollars may be limited by requirements that a claim (or foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law. We have further assumed with respect to enforcement that, when fixed, the terms of the Debt Securities will comply with all applicable “bucket shop” or similar state laws, or have the availability of federal preemption therefrom.

Fusion Telecommunications International, Inc.
December 15, 2017
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Based on and subject to the foregoing, and assuming that (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Board of Directors, or any duly authorized committee thereof, shall not have rescinded or otherwise modified its authorization of any such issuance of Securities or the establishment of the terms of any series of such Securities or any related matters; (v) the Company shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and (vi) the additional qualifications and other matters set forth below, it is our opinion that:

1.           When (i) the terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) certificates representing the shares of the Common Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by (A) the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company and (B) the DGCL, and (iii) notation of the issuance of the shares of Common Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement and in an amount at least equal to the aggregate par value of the shares of Common Stock being issued and approved by the Board of Directors, or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable.

2.           Assuming the terms of such Preferred Stock have been duly established so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation, as it may be amended from time to time hereafter, and the terms of the Preferred Stock and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board of Directors; (ii) an amendment to, or restatement of, the Company’s Certificate of Incorporation, fixing and determining the powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock has been duly adopted by the Board of Directors and stockholders, if applicable, and filed with the Secretary of State of the State of Delaware and upon payment in full of any filing fees attendant thereto; (iii) certificates representing the shares of the Preferred Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company and the DGCL, and (iv) notation of the issuance of the shares of Preferred Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement and in an amount at least equal to the aggregate par value of the shares of Preferred Stock being issued and approved by the Board of Directors, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.           Assuming the terms of such Debt Securities have been duly established in accordance with the indenture pursuant to which the Debt Securities are to be issued (the “Indenture”), and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Indenture and the Debt Securities, and the issuance and sale of the Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Debt Securities (the “Debt Trustee”) and constitutes the legally valid and binding obligation of the Debt Trustee; (iii) the Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 (or successor form) has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; and (iv) the Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

Fusion Telecommunications International, Inc.
December 15, 2017
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                 4.             Assuming the terms of such Warrants have been duly established in accordance with the applicable warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”), and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and such warrant agent as shall have been appointed by the Company with respect thereto; and (iii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

5.           If any Securities are issuable (the “Issuable Securities”) as Units or upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized, approved and documented as provided in numbered paragraphs 1 through 4 above, as the case may be; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, (A) to the extent the relevant Issuable Securities are Common Stock or Preferred Stock, such Issuable Securities will be validly issued, fully paid and nonassessable and (B) to the extent the relevant Issuable Securities are Debt Securities or Warrants, such Issuable Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

We note that the maximum number of shares of Common Stock and Preferred Stock issuable under the Registration Statement is not specified, and we assume that the total number of shares of Common Stock and Preferred Stock issued under the Registration Statement, together with all other shares of Common Stock and Preferred Stock issued and outstanding or reserved for issuance, will not exceed the number of shares of Common Stock and Preferred Stock authorized for issuance under the Certificate of Incorporation.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Validity of the Securities” in the Prospectus forming a part thereof.  In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

 Very truly yours,
/s/ Steven I. Weinberger P.A.